Morgan Stanley California Tax-Free Income Fund
                     Item 77(o) 10f-3 Transactions
                    January 1, 2002 - June 30, 2002

Security  Date     Price    Shares   %of     Total       Purcha  Broker
          of       Of       Purchas  Assets  Issued      sed
          Purcha   Shares   ed                           By
          se                                             Fund
Californi 04/17/   $111.09  5,000,0  0.63%   $800,000,0  0.63%   Lehman
a Various 02                00               00                  Bros.
Purpose
4/1/02
(A1/A+)